UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

KeyCorp is filing this Current Report on Form 8-K to update its computation of consolidated ratio of earnings to combined fixed charges and preferred stock dividends to include computations for each of the six-month periods ended June 30, 2016 and 2015. The statement of computation of consolidated ratio of earnings to combined fixed charges and preferred stock dividends filed as Exhibit 12 to this Current Report on Form 8-K is hereby incorporated by reference into KeyCorp’s Registration Statement (File No. 333-196641) on Form S-3 (the “Registration Statement”).

KeyCorp is also filing this Current Report on Form 8-K to include the consent of KPMG LLP with respect to the audited consolidated financial statements of First Niagara Financial Group, Inc. as incorporated by reference into the Registration Statement and certain other registration statements of KeyCorp, and the related consent to the reference to KPMG as “Experts” in the applicable registration statements. This consent is filed as Exhibit 23 to this Current Report on Form 8-K and is hereby incorporated by reference into the registration statements identified therein.

Item 9.01	Exhibits

Exhibit Number	Description

12	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23	Consent of KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KeyCorp

Date: September 6, 2016
	By:	/s/ Douglas M. Schosser
Douglas M. Schosser
Chief Accounting Officer